Exhibit 99.1

Four Oaks Fincorp, Inc. Announces 2016 Second Quarter Earnings

FOUR OAKS, N.C.--(BUSINESS WIRE)--July 29, 2016--Four Oaks Fincorp, Inc. (OTCQX: FOFN) (the “Company”), the holding company for Four Oaks Bank & Trust Company (the “Bank”), today announced earnings for the second quarter and six months ended June 30, 2016. The Company reported pre-tax net income of $1.4 million and $2.7 million, respectively, for the second quarter and six months ended June 30, 2016 compared to pre-tax net income of $914,000 and $1.9 million for the same periods in 2015. The Company reported net income of $872,000 or $0.03 per diluted share and $1.7 million or $0.05 per diluted share, respectively, for the second quarter and six months ended June 30, 2016 compared to net income of $17.5 million or $0.54 per diluted share and $18.5 million or $0.57 per diluted share for the same periods in 2015. The Company recorded income tax expense of $498,000 and $961,000, respectively, for the second quarter and six months ended June 30, 2016, as compared to an income tax benefit of $16.6 million for the same periods in 2015 which resulted from the partial reversal of the valuation allowance against the Company’s deferred tax assets executed in the second quarter of 2015.

President and Chief Executive Officer David H. Rupp stated, “We are pleased to report another solid quarter at Four Oaks Bank. Customer activity remains strong, with both loans and core deposits growing nicely. Importantly, this has been the first full quarter of operations with our new leadership team fully in place at the Bank and I am excited about the progress we are making together.”

Second Quarter 2016 Highlights:

  Pre-tax net income increased $456,000 and $772,000, respectively, for the three and six months ended June 30, 2016 as compared to the same periods in 2015.
  Continued improvement in net interest income with an increase of $460,000 and $609,000, respectively, for the three and six months ended June 30, 2016 as compared to the same periods in 2015.
  Rising loan demand continues with growth of $28.8 million or 12.6% annualized for the six months ended June 30, 2016 compared to 1.3% for the twelve months ended December 31, 2015.
  Asset quality continues to improve as nonperforming assets declined $1.8 million or 21.6% during the first six months 2016 and with classified to capital of 9.5% as of June 30, 2016 compared to 12.5% at December 31, 2015 and 17.1% at June 30, 2015.

Net Interest Margin and Net Interest Income:

Net interest margin annualized for the three and six months ended June 30, 2016 was 3.8% and 3.7%, respectively, compared to 3.3% and 3.2% for the same periods in 2015. Net interest income totaled $6.1 million and $12.0 million for the quarter and six months ended June 30, 2016, respectively, as compared to $5.6 million and $11.4 million for the same periods in 2015. Cost of funds continues to improve as interest expense declined to $1.2 million and $2.5 million for the quarter and six months ended June 30, 2016, respectively, as compared to $1.7 million and $3.4 million for the same periods in 2015. The primary driver for the increased net interest income was reduced borrowing costs from the Company’s balance sheet strategies executed in 2015. This improvement in funding costs was partially offset by declines in interest income on loans for the six month period as there was limited recovery of lost interest on nonaccrual loans compared to this same period in 2015.

Non-Interest Income:

Non-interest income was $1.6 million and $2.7 million for the quarter and six months ended June 30, 2016, respectively, as compared to $1.7 million and $3.2 million for these same periods in 2015. The comparative declines in non-interest income stem primarily from reduced premium income on the sale of government guaranteed loans and the absence of ACH third party payment processor indemnification income as the Company exited this business line in 2015. During the second quarter and six months ended June 30, 2016, non-interest income included loan premium and indemnification income of $54,000 and $56,000, respectively, compared to $338,000 and $556,000 for these same periods in 2015. Offsetting these declines were increases in gains on the sale of investment securities available for sale totaling $266,000 and $210,000 for the second quarter and six months ended June 30, 2016, respectively, as compared to these same periods in 2015.

Non-Interest Expense:

Non-interest expense totaled $6.3 million and $12.0 million for the quarter and six months ended June 30, 2016, respectively, as compared to $6.4 million and $12.7 million for the same periods in 2015. Declines for quarter and six months ended June 30, 2016 were seen in almost all expense categories as the Company continues to pursue ways to increase efficiency and reduce the overall expense base. Continued improvement in asset quality contributed to declines in multiple categories as did the absence of technology conversion related expenses that were present during 2015.

Income Taxes:

During 2016, the Company began recording income tax expense for the first time since the establishment of the valuation allowance on the Company’s deferred tax assets in 2010. For the quarter and six months ended June 30, 2016, the Company reported a provision for income taxes totaling $498,000 and $961,000, respectively, as compared to a $16.6 million income tax benefit recorded for these same periods in 2015 which resulted from the partial reversal of the valuation allowance against deferred tax assets executed in the second quarter of 2015.

Balance Sheet:

Total assets were $713.0 million at June 30, 2016 compared to $691.4 million at December 31, 2015, an increase of $21.6 million or 3.1%. Cash, cash equivalents, and investments were $183.1 million at June 30, 2016 compared to $189.2 million at December 31, 2015, a decrease of $6.1 million or 3.2%. Strong loan demand resulted in growth of $28.8 million or 6.3% as outstanding gross loans grew to $487.1 million at June 30, 2016 compared to $458.3 million at December 31, 2015.

Total liabilities were $649.1 million at June 30, 2016, an increase of $18.1 million or 2.9%, from $631.0 million at December 31, 2015. Total deposits increased $9.5 million during the six month period ended June 30, 2016, from $542.3 million at December 31, 2015, to $551.8 million at June 30, 2016. Long-term borrowings were $70.0 million at June 30, 2016 compared to $60.0 million at December 31, 2015, an increase of $10.0 million or 16.7%. Total shareholders’ equity increased $3.5 million or 5.7%, from $60.4 million at December 31, 2015, to $63.9 million at June 30, 2016.

Asset Quality:

Nonperforming assets totaled $6.6 million or 0.9% of total assets at June 30, 2016, a decrease of $1.8 million compared to $8.4 million or 1.2% of total assets at December 31, 2015. The allowance for loan and lease losses decreased during the six month period to $9.1 million as of June 30, 2016 compared to $9.6 million as of December 31, 2015, due to net charge-offs of $547,000 during the 2016 period. The allowance for loan and lease losses as a percentage of gross loans was 1.9% and 2.1% at June 30, 2016 and December 31, 2015, respectively.

Capital:

The Bank remains well capitalized at June 30, 2016 and reports total risk based capital of 15.6%, Tier 1 risk based capital of 14.4%, a leverage ratio of 10.6%, and common equity Tier 1 capital of 14.4%. At December 31, 2015, the Bank had total risk based capital of 15.6%, Tier 1 risk based capital of 14.4%, leverage ratio of 10.2%, and common equity Tier 1 capital of 14.4%.

With $713.0 million in total assets as of June 30, 2016, the Company, through its wholly-owned subsidiary, Four Oaks Bank & Trust Company, offers a broad range of financial services through its sixteen offices in Four Oaks, Clayton, Smithfield, Garner, Benson, Fuquay-Varina, Wallace, Holly Springs, Harrells, Zebulon, Dunn, Raleigh (LPO), Apex (LPO) and Southern Pines (LPO), North Carolina. Four Oaks Fincorp, Inc. trades through its market makers under the symbol of FOFN.

Information in this press release may contain forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, our ability to comply with the Written Agreement we entered with the Federal Reserve Bank of Richmond in July 2015, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates on the level and composition of deposits, the effects of competition from other financial institutions, the failure of assumptions underlying the establishment of the allowance for loan losses, our ability to maintain an effective internal control environment, and the low trading volume of the Company's common stock. Additional factors that could cause actual results to differ materially are discussed in the Company's filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The Company does not undertake a duty to update any forward-looking statements in this press release.

CONTACT:
Four Oaks Fincorp, Inc.
David H. Rupp, 919-963-2177
President and Chief Executive Officer
or
Deanna W. Hart, 919-963-2177
Executive Vice President and Chief Financial Officer